                                                                                                                                                                                       Exhibit 99.1

JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Schedule 13D (including any and all amendments thereto) with respect to the common stock, par value $0.01 per share, of Financial Institutions, Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing(s).
The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of August 14, 2025.

PL CAPITAL ADVISORS, LLC
By: /s/ John W. Palmer By: /s/ Robert Barnard John W. Palmer Robert Barnard Managing Member Managing Member

BLACK MAPLE CAPITAL MANAGEMENT LP
By: Black Maple Capital Holdings LLC as General Partner
By: /s/ Robert Barnard Robert Barnard Managing Member

BLACK MAPLE CAPITAL HOLDINGS LLC
By: /s/ Robert Barnard Robert Barnard Managing Member

DANIELLE MORGAN LASHLEY 2010 TRUST
By: /s/ Richard J. Lashley Richard J. Lashley, Trustee By: /s/ Danielle M. Lashley Danielle M. Lashley, Trustee

LASHLEY FAMILY 2011 TRUST
By: /s/ Beth Lashley Beth Lashley, Trustee

LASHLEY FAMILY 2012 TRUST
By: /s/ Richard J. Lashley Richard J. Lashley, Trustee

CAITLIN ANNE LASHLEY 2010 TRUST
By: /s/ Richard J. Lashley Richard J. Lashley, Trustee By: /s/ Caitlin Fanelli Caitlin Fanelli, Trustee

By: /s/ John W. Palmer John W. Palmer

By: /s/ Richard J. Lashley Richard J. Lashley

By: /s/ Robert James Barnard Robert James Barnard

By: /s/ Danielle Morgan Lashley Danielle Morgan Lashley

By: /s/ Beth Lashley Beth Lashley

By: /s/ Robin Lashley Robin Lashley

By: /s/ Caitlin Fanelli Caitlin Fanelli